Exhibit 99.1

FOR IMMEDIATE RELEASE

ENNIS, INC. REPORTS RESULTS FOR THE

QUARTER ENDED NOVEMBER 30, 2024 AND DECLARES QUARTERLY DIVIDEND

Midlothian, TX. December 23, 2024 -- Ennis, Inc. (the “Company”), (NYSE: EBF), today reported financial results for the third quarter ended November 30, 2024. Highlights include:

•
Revenues were $99.8 million for the quarter compared to $104.6 million for the same quarter last year, a decrease of $4.8 million or -4.6%.
•
Earnings per diluted share for the current quarter were $0.39 compared to $0.38 for the comparative quarter last year.
•
Our gross profit margin for the quarter was 29.3% compared to 29.2% for the comparative quarter last year.
•
The Board approved a special dividend of $2.50 per share paid November 8, 2024 to stockholders of record at the close of business on October 11, 2024.

Financial Overview

The Company’s revenues for the third quarter ended November 30, 2024 were $99.8 million compared to $104.6 million for the same quarter last year, a decrease of $4.8 million, or -4.6%. Gross profits totaled $29.2 million for a gross profit margin of 29.3%, as compared to $30.5 million, or 29.2%, for the same quarter last year. Net earnings for the quarter were $10.2 million, or $0.39 per diluted share, as compared to $9.9 million, or $0.38 per diluted share for the same quarter last year.

The Company’s revenues for the nine-month period ended November 30, 2024 were $301.9 million compared to $322.7 million for the same period last year, a decrease of $20.8 million or -6.4%. Gross profit margin was $89.9 million, or 29.8%, as compared to $97.7 million, or 30.3% for the nine-month periods ended November 30, 2024 and 2023, respectively. Net earnings for the nine-month period ended November 30, 2024 were $31.2 million, or $1.19 per diluted share compared to $32.5 million, or $1.25 per diluted share for the same period last year.

Keith Walters, Chairman, Chief Executive Officer and President, commented by stating, “Overall we are pleased with our performance for the quarter. We face increased competition with respect to certain product lines, which is exerting downward pressure on prices and production volumes. We also observe softening demand in some markets as customers explore alternatives to certain products. Nevertheless, we continue to either acquire or launch new product lines to offset that natural attrition. In late June, we acquired a business that gave us new product lines in new markets, adding $3.3 million in revenues and $0.02 in diluted earnings per share for the third quarter.

“We also are careful to manage our costs, reducing our selling, general and administrative costs by $1.1 million compared to the same quarter last year. We have a robust ERP system into which all new acquisitions are integrated to help ensure that we consistently identify and manage our costs to maintain healthy margins in any economic environment. Thus, while our revenues decreased compared to the same quarter last year, our gross profit margin increased from 29.2% this quarter last year to 29.3% this year, our EBITDA margin increased from 17.5% to 18.2%, and our earnings increased from $0.38 per share to $0.39 per share.

"We believe we have one of the strongest balance sheets in the industry, with no debt and significant cash. During the quarter, we returned $72.3 million to shareholders in dividends which included a special dividend of $2.50 per share. Our profitability, strong financial condition and ample cash reserves will allow us to continue operations and fund acquisitions without incurring debt. Given those strengths, we also anticipate timely access to credit should larger acquisition opportunities materialize. We continue to focus on delivering profitability and returns to our shareholders."

Reconciliation Non-GAAP Measure

To provide important supplemental information to both management and investors regarding financial and business trends used in assessing its results of operations, from time to time the Company reports the non-GAAP financial measure of EBITDA (EBITDA is calculated as net earnings before interest expense, tax expense, depreciation, and amortization). The Company may also report adjusted gross profit margin, adjusted earnings and adjusted diluted earnings per share, each of which is a non-GAAP financial measure.

Management believes that these non-GAAP financial measures provide useful information to investors as a supplement to reported GAAP financial information. Management reviews these non-GAAP financial measures on a regular basis and uses them to evaluate and manage the performance of the Company’s operations. Other companies may calculate non-GAAP financial measures differently than the Company, which limits the usefulness of the Company’s non-GAAP measures for comparison with these other companies. While management believes the Company’s non-GAAP financial measures are useful in evaluating the Company, when this information is reported it should be considered as supplemental in nature and not as a substitute or an alternative for, or superior to, the related financial information prepared in accordance with GAAP. These measures should be evaluated only in conjunction with the Company’s comparable GAAP financial measures.

The following table reconciles EBITDA, a non-GAAP financial measure, for the three-and nine months ended November 30, 2024 and 2023 to the most comparable GAAP measure, net earnings (dollars in thousands).

	Three months ended		Nine months ended
	November 30, 2024	November 30, 2023	November 30, 2024	November 30, 2023
Net earnings	$10,204	$9,906	$31,199	$32,451
Income tax expense	3,871	3,910	11,834	12,808
Interest expense	—	—	—	—
Depreciation and amortization	4,080	4,454	12,510	13,295
EBITDA (non-GAAP)	$18,155	$18,270	$55,543	$58,554
% of sales	18.2%	17.5%	18.4%	18.1%

In Other News

On December 19, 2024 the Board of Directors declared a quarterly cash dividend of 25.0 cents per share on the Company’s common stock. The dividend is payable on February 6, 2025 to shareholders of record on January 9, 2025.

About Ennis

Founded in 1909, the Company is one of the largest private-label printed business product suppliers in the United States. Headquartered in Midlothian, Texas, Ennis has production and distribution facilities strategically located throughout the USA to serve the Company’s national network of distributors. Ennis manufactures and sells business forms, other printed business products, printed and electronic media, integrated forms and labels, presentation products, flex-o-graphic printing, advertising specialties, internal bank forms, plastic cards, secure and negotiable documents, specialty packaging, direct mail, envelopes, tags and labels and other custom products. For more information, visit www.ennis.com.

Safe Harbor under the Private Securities Litigation Reform Act of 1995

Certain statements that may be contained in this press release that are not historical facts are forward-looking statements that involve a number of known and unknown risks, uncertainties and other factors that could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievement expressed or implied by such forward-looking statements. The words “anticipate,” “preliminary,” “expect,” “believe,” “intend” and similar expressions identify forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. These statements are subject to numerous uncertainties, which include, but are not limited to, the erosion of demand for our printer business documents as the result of digital technologies, risk or uncertainties related to the completion and integration of acquisitions, and the limited number of available suppliers and variability in the prices of paper and other raw materials. Other important information regarding factors that may affect the Company’s future performance is included in the public reports that the Company files with the Securities and Exchange Commission, including but not limited to, its Annual Report on Form 10-K for the fiscal year ending February 29, 2024. The Company does not undertake, and hereby disclaims, any duty or obligation to update or otherwise revise any forward-looking statements to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events, although its situation and circumstances may change in the future. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The inclusion of any statement in this release does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

For Further Information Contact:

Mr. Keith S. Walters, Chairman, Chief Executive Officer and President

Ms. Vera Burnett, Chief Financial Officer

Mr. Dan Gus, General Counsel and Secretary

Ennis, Inc.

2441 Presidential Parkway

Midlothian, Texas 76065

Phone: (972) 775-9801

Fax: (972) 775-9820

www.ennis.com

Ennis, Inc.
Unaudited Condensed Consolidated Financial Information
(In thousands, except share and per share amounts)

	Three months ended		Nine months ended
Condensed Consolidated Operating Results	November 30, 2024	November 30, 2023	November 30, 2024	November 30, 2023
Net sales	$99,771	$104,621	$301,917	$322,675
Cost of goods sold	70,522	74,090	211,985	225,004
Gross profit	29,249	30,531	89,932	97,671
Selling, general and administrative	16,341	17,410	50,068	54,094
Loss from disposal of assets	(138)	1	(95)	53
Income from operations	13,046	13,120	39,959	43,524
Other income	(1,029)	(696)	(3,074)	(1,735)
Earnings before income taxes	14,075	13,816	43,033	45,259
Income tax expense	3,871	3,910	11,834	12,808
Net earnings	$10,204	$9,906	$31,199	$32,451

Weighted average common shares outstanding
Basic	26,013,892	25,894,578	26,028,596	25,826,691
Diluted	26,088,957	26,083,301	26,192,008	25,991,567

Earnings per share
Basic	$0.39	$0.38	$1.20	$1.26
Diluted	$0.39	$0.38	$1.19	$1.25

Condensed Consolidated Balance Sheet Information			November 30, 2024	February 29, 2024
Assets
Current assets
Cash			$55,704	$81,597
Short-term investments			12,862	29,325
Accounts receivable, net			40,255	47,209
Inventories, net			39,379	40,037
Prepaid expenses			4,215	3,214
Total Current Assets			152,415	201,382
Property, plant & equipment, net			53,195	54,965
Operating lease right-of-use assets, net			11,124	9,827
Goodwill and intangible assets, net			128,881	132,676
Other assets			440	340
Total Assets			$346,055	$399,190
Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable			$12,077	$11,846
Accrued expenses			15,578	17,541
Current portion of operating lease liabilities			4,664	4,414
Total Current Liabilities			32,319	33,801
Long-term debt			—	—
Other non-current liabilities			16,040	15,548
Total liabilities			48,359	49,349
Shareholders' equity			297,696	349,841
Total Liabilities and Shareholders' Equity			$346,055	$399,190

			Nine months ended
			November 30,
Condensed Consolidated Cash Flow Information			2024	2023
Cash provided by operating activities			$53,097	$52,500
Cash provided by (used in) investing activities			7,919	(43,175)
Cash used in financing activities			(86,909)	(19,391)
Change in cash			(25,893)	(10,066)
Cash at beginning of period			81,597	93,968
Cash at end of period			$55,704	$83,902